Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value $0.0005 per share, of Bona Film Group Limited, an exempted company organized under the laws of the Cayman Islands, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 23, 2015.

Gstone Investment International Ltd.

By:	/s/ WANG Dongming
Name:	WANG Dongming
Title:	Director

Goldstone Investment International Limited

By:	/s/ WANG Dongming
Name:	WANG Dongming
Title:	Director

Goldstone Boxin Investment Management Co., Ltd.

By:	/s/ WANG Dongming
Name:	WANG Dongming
Title:	Chairman of the Board of Directors

Goldstone Investment Co., Ltd.

By:	/s/ WANG Dongming
Name:	WANG Dongming
Title:	Chairman of the Board of Directors

CITIC Securities Company Limited

By:	/s/ WANG Dongming
Name:	WANG Dongming
Title:	Chairman of the Board of Directors

Uranus Connection Limited

By:	/s/ SUN Yao
Name:	SUN Yao
Title:	Chief Executive Officer

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